Exhibit 15 under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                          DISTRIBUTION AND SERVICE PLAN

     This Distribution and Service Plan ("Plan", which term includes both the Distribution Plan and the Services Plan hereinafter defined) is adopted as of July 28, 1997 by the Board of Directors business trust "Trustees" "Directors" of Deutsche Funds, Inc. (the "Corporation business trust "Trust" "Corporation" "), a Maryland corporation, business trust "Massachusetts business trust" "" with respect to certain classes of shares ("Classes") of the portfolios of the Corporation business trust "Trust" "Corporation" (the "Funds") set forth in exhibits hereto.

1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended ("Act"), so as to allow the Corporation business trust "Trust" "Corporation" (a) to make payments as contemplated herein in conjunction with the distribution (the "Distribution Plan") of Classes of the Funds ("Shares") and (b) to make payments as contemplated herein to obtain services to holder of Shares, including personal services relating to shareholder accounts, and other assistance regarding the provision of Fund information to investors and financial institutions ("Financial Institutions").

2. The Distribution Plan is designed to finance activities of Edgewood Services, Inc. ("Edgewood") principally intended to result in the sale of Shares to include: (a) providing incentives to Financial Institutions to sell Shares; (b) advertising and marketing of Shares to include preparing, printing and distributing prospectuses and sales literature to prospective shareholders and with Financial Institutions; and (c) implementing and operating the Distribution Plan. In compensation for services provided pursuant to the Distribution Plan, Edgewood will be paid a fee in respect of the Classes of the Funds set forth on the applicable exhibit.

3. Any payments to Edgewood in accordance with the Distribution Plan will be made pursuant to the "Distributor's Contract" entered into by the Corporation business trust "Trust" "Corporation" and Edgewood. Any payments made by Edgewood to Financial Institutions with funds received as compensation under the Distribution Plan will be made pursuant to the "Mutual Funds Sales and Service Agreement" entered into by Edgewood and the Financial Institution (a "Financial Institution Agreement").

4. Edgewood has the right (i) to select, in its sole discretion, the Financial Institutions to participate in the Distribution Plan and (ii) to terminate without cause and in its sole discretion any Financial Institution Agreement with respect to the Distribution Plan.

5. The Service Plan is designed to compensate Deutsche Fund Management, Inc. ("DFM") for (a) performing personal services relating to shareholder accounts, including answering shareholder inquiries and providing reports and other information to shareholders and Financial Institutions and performing other services related to the maintenance of shareholder accounts (collectively, "Shareholder Services"), (b) making payments to Financial Institutions that perform Shareholder Services, (c) coordinating the activities of Financial Institutions that perform Shareholder Services and providing Fund information to shareholders, potential investors and Financial Institutions, and (d) performing other services related to the foregoing. In compensation for services provided pursuant to the Service Plan, DFM will be paid a monthly fee with respect to the Classes of the Funds set forth on the applicable exhibit computed at the annual rate of .25 of 1% of the average daily net asset vaue of the Shares of such Class.

6. Any payments made to DFM in accordance with the Service Plan will be made pursuant to a "Services Agreement." Any payments made by DFM to Financial Institutions with funds received as compensation under the Service Plan will be made pursuant to a written agreement, which may be included as part of the relevant "Mutual Fund Sales and Service Agreement."

7. DFM has the right (i) to select, in its sole discretion, the Financial Institutions to participate in the Service Plan and (ii) to terminate without cause and in its sole discretion any Financial Institution Agreement with respect to the Service Plan.

8. Quarterly in each year that this Plan remains in effect, Edgewood and DFM shall prepare and furnish to the Board of Directors business trust "Trustees" "Directors" of the Corporation
     "Trust" "Corporation" , and the Board of
     Directors "Trustees"
     "Directors" shall review, a written report of the amounts expended under the Distribution Plan and Service Plan, respectively, and the purpose for which such expenditures were made.

9. This Plan shall become effective with respect to each Class (i) after approval by majority votes of: (a) the Corporation "Trust" "Corporation" 's Board of Directors "Trustees" "Directors" ; (b) the members of the Board of Directors of the Corporation "Trust" "Corporation" who are not interested persons of the Corporation "Trust" "Corporation" and have no direct or indirect financial interest in the operation of this Plan or in any related documents to this Plan ("Disinterested Directors "Trustees" "Directors" "), cast in person at a meeting called for the purpose of voting on this Plan; and (c) the outstanding voting securities of the particular Class , as defined in Section 2(a)(42) of the Act and (ii) upon execution of an exhibit adopting this Plan with respect to such Class.

10. This Plan shall remain in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial year of this Plan for the period of one year from the date set forth above and may be continued thereafter if this Plan is approved with respect to such Class at least annually by a majority of the Corporation business trust "Trust" "Corporation" 's Board of Directors business trust "Trustees" "Directors" and a majority of the Disinterested Directors "Trustees"
     "Directors" , cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Class after the first annual approval by the Directors business trust "Trustees" "Directors" as described above, this Plan will be effective as to that Class upon execution of the applicable exhibit pursuant to the provisions of paragraph 6(ii) above and will continue in effect until the next annual approval of this Plan with respect to that Class by the Directors "Trustees" "Directors" and thereafter for successive periods of one year subject to approval as described above.

11. All material amendments to this Plan must be approved by a vote of the Board of Directors
      "Trustees" "Directors" of the Corporation
      "Trust" "Corporation" and of the Disinterested
      Directors "Trustees"
      "Directors" , cast in person at a meeting called for the purpose of voting on it.

12. This Plan may not be amended in order to increase materially the costs which any Class may bear for distribution pursuant to this Plan without being approved by a majority vote of the outstanding voting securities of such Class as defined in Section 2(a)(42) of the Act.

13. This Plan (or only the Service Plan or the Distribution Plan) may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested Directors
      "Trustees" "Directors" ; or (b) a vote of a majority
      of the outstanding voting securities of the particular Class as defined in
      Section 2(a)(42) of the Act; (c) in the case of the Distribution Plan, by Edgewood on 60 days' notice to the Corporation; or (d) in the case of the Service Plan, by DFM on 60 days' notice to the Corporation
      "Trust" "Corporation" .

14. While this Plan shall be in effect, the selection and nomination of Disinterested Directors "Trustees" "Directors" of the
      Corporation "Trust"
      "Corporation" shall be committed to the discretion of the Disinterested Directors "Trustees" "Directors" then in office.

15. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be approved by the vote specified in Paragraph 9(a) and (b) herein and shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 13 herein, provided, however, that the identity of a particular Financial Institution executing any such related agreement may be ratified by the vote required by Paragraph 9(a) and (b) herein at the next quarterly meeting of the Board of Directors of the Corporation.

16. This Plan shall be construed in accordance with and governed by the laws of the State of New York.



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                                    EXHIBIT A
                                     to the
                          Distribution and Service Plan

                          CLASSES IN DISTRIBUTION PLAN

                  Deutsche European Mid-Cap Fund Class B Shares

                   Deutsche European Bond Fund Class B Shares

                   Deutsche German Equity Fund Class B Shares

                    Deutsche Global Bond Fund Class B Shares

                  Deutsche Japanese Equity Fund Class B Shares

                       Deutsche Top 50 Asia Class B Shares

                      Deutsche Top 50 Europe Class B Shares

                        Deutsche Top 50 US Class B Shares

                      Deutsche Top 50 World Class B Shares

                  Deutsche US Money Market Fund Class B shares



The Distribution Plan is adopted by the Corporation with respect to the Classes of Shares of the portfolios of the Corporation
"Trust" "Corporation" set forth above.

In compensation for the services provided pursuant to the Distribution Plan, Edgewood will be paid a monthly fee computed at the annual rate of 0.75% of the average aggregate net asset value of the Classes of Shares of portfolios of the Corporation set forth above.

Witness the due execution hereof this 28th day of July, 1997.





                                    By:/S/ BRIAN LEE
                                    President

                                    EXHIBIT B
                                     to the
                          Distribution and Service Plan
                             CLASSES IN SERVICE PLAN

                           Class A Shares and Class B
                                   Shares of:

                         Deutsche European Mid-Cap Fund

                           Deutsche German Equity Fund

                          Deutsche Japanese Equity Fund

                            Deutsche Global Bond Fund

                           Deutsche European Bond Fund

                              Deutsche Top 50 World

                             Deutsche Top 50 Europe

                              Deutsche Top 50 Asia

                               Duetsche Top 50 US

                             Retail Class Shares of

                          Deutsche US Money Market Fund



The Service Plan is adopted by the Corporation with respect to the Classes of Shares of the portfolio of the Corporation "Trust" "Corporation" set forth above.

Witness the due execution hereof this 28th day of July, 1997.





                                    By:/S/ BRIAN LEE
                                    President